Exhibit 99.1

Contact:

John Jordan

Director of Investor Relations

508-541-8800, ext. 145

PLC SYSTEMS ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS

— Company Will Host Fourth Quarter Investor Conference Call On March 15 —

Franklin, MA, March 10, 2006 – PLC Systems Inc. (AMEX: PLC), a worldwide leader in cardiac laser technologies, today announced preliminary financial results for the fourth quarter ended December 31, 2005.

PLC expects to report total revenues for the fourth quarter of 2005 to be $1.8 million. PLC anticipates the net loss for the quarter ended December 31, 2005 will be $397,000, or $0.01 per share. On December 31, 2005, cash, cash equivalents and investments totaled approximately $9.5 million.

The Company will announce its complete fourth quarter and year end 2005 results on March 15, 2006. The company will host a conference call to discuss the fourth quarter results at 11:00 a.m. ET on March 15. The call may be joined via telephone by dialing (866) 700-7101 or (617) 213-8837 (for international participants) at least 5 minutes prior to the start of the call. The conference ID code is: 49364083. Please note that a live webcast of the conference call will be available on the PLC Web site - www.plcmed.com.

For 72 hours following the call, an audio replay can be accessed by dialing (888) 286-8010 or (617) 801-6888 (for international participants) and using passcode 86383101. Also, the call will be archived on the Web site listed above.